EXHIBIT 32.1

CERTIFICATION PURSUANT TO 18 U.S.C. SECTION 1350,
AS ADOPTED PURSUANT TO
SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002

In connection with the Quarterly Report of Miller Industries, Inc. (the “Company”) on Form 10-Q for the period ending October 31, 2018 as filed with the Securities and Exchange Commission on the date hereof (the “Report”), I Marc Napolitano, Chief Executive Officer and Chief Financial Officer of the Company, certify, pursuant to 18 U.S.C. Section 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, that to the best of my knowledge:

(1)	The Report fully complies with the requirements of Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934; and

(2)	The information contained in the Report fairly presents in all material respects, the financial condition and results of operations of the Company.

Dated: March 15, 2019

/s/ Marc Napolitano
Marc Napolitano
Chief Executive Officer and
Chief Financial Officer